Exhibit 99.1

Lucid Diagnostics’ EsoGuard Esophageal DNA Test Wins “Diagnostics Innovation of the Year” Award

BioTech Breakthrough’s Annual Awards Program Recognizes Innovation in the Global Life Sciences and Biotechnology Industry

NEW YORK, October 28, 2021 — (BUSINESS WIRE) — Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), today announced its EsoGuard® Esophageal DNA Test has been selected as winner of the “Diagnostics Innovation of the Year” award in the inaugural awards program conducted by BioTech Breakthrough, a leading independent market intelligence organization that evaluates and recognizes standout life sciences and biotechnology companies, products and services around the globe.

“We are honored to have Lucid’s EsoGuard recognized as BioTech Breakthrough’s inaugural ‘Diagnostics Innovation of the Year’,” said Lishan Aklog M.D., Lucid’s Chairman and Chief Executive Officer. “This award adds to a growing list of accolades and recognition for Lucid’s products, including a prestigious 2020 Edison Best New Product Award, a National Cancer Institute highlight as one of the year’s significant advances in cancer prevention in its 2020 report to Congress, and FDA Breakthrough Device Designation indicating the potential to offer more effective diagnosis or treatment of life-threatening diseases.”

“We believe EsoGuard, the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent esophageal cancer deaths through early detection of precancer, could have as great an impact as widespread screening has had in preventing breast, colon, and cervical cancer deaths,” Dr. Aklog added.

The mission of the annual BioTech Breakthrough Awards program is to conduct the industry’s most comprehensive analysis and evaluation of the top technology companies, solutions, and products in the life sciences and biotechnology industry today. This year’s program attracted more than 1,200 nominations from over 12 different countries throughout the world.

“Lucid Diagnostics is empowering clinicians to save lives by accurately detecting esophageal precancer in an office setting at a stage when it can be effectively managed or treated to prevent progression to highly lethal esophageal cancer,” said Bryan Vaughn, Managing Director of BioTech Breakthrough Awards. “Congratulations on being our choice for the ‘Diagnostics Innovation of the Year award.”

Gastroesophageal reflux disease (GERD), also known as chronic heartburn, is ubiquitous and can lead to a highly lethal form of esophageal cancer (EAC). Over 80% of EAC patients die within five years of diagnosis, making it the second most lethal cancer in the U.S. The U.S. incidence of EAC has increased 500% over the past four decades, while the incidences of other common cancers have declined or remained flat. In nearly all cases, EAC silently progresses until it manifests itself with new symptoms of advanced disease.

All EAC is believed to arise from esophageal precancer which occurs in up to 5% to 15% of at-risk GERD patients. Early esophageal precancer can be monitored until it progresses to late esophageal precancer which can be cured with endoscopic esophageal ablation, reliably halting progression to cancer. Screening is already recommended by clinical practice guidelines in many millions of GERD patients with multiple risk factors, including age over 50 years, male gender, White race, obesity, smoking history, and a family history of esophageal precancer or cancer. Unfortunately, less than 10% of those recommended for screening undergo traditional invasive endoscopic screening. The profound tragedy of an EAC diagnosis is that likely death could have been prevented if the at-risk GERD patient had been screened and then undergone surveillance and curative treatment. The only missing element for a viable esophageal cancer prevention program has been the lack of a widespread screening tool that can detect esophageal precancer. Lucid believes EsoGuard is that missing element.

EsoGuard is a bisulfite-converted next-generation sequencing (NGS) DNA assay performed on surface esophageal cells collected with EsoCheck. It quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay was evaluated in a 408-patient multicenter case-control study published in Science Translational Medicine and showed greater than 90% sensitivity and specificity at detecting esophageal precancer and cancer. EsoGuard is commercially available in the U.S. as a Laboratory Developed Test (LDT) performed at a CLIA/CAP-certified laboratory. At-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing at gastroenterology physician offices or at a growing network of Lucid Test Centers.

About Lucid Diagnostics

Lucid Diagnostics Inc. (Nasdaq: LUCD) is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (LDT). EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and is the subject of two large, actively enrolling, international multicenter clinical trials to support FDA PMA approval. Lucid is building a network of Lucid Test Centers where at-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid’s clinical and preclinical studies; whether and when Lucid’s products are cleared by regulatory authorities; market acceptance of Lucid’s products once cleared and commercialized; Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, Lucid has been monitoring the COVID-19 pandemic and the pandemic’s impact on Lucid’s businesses. Lucid expects the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success of efforts to contain the pandemic and the impact of such efforts on Lucid’s businesses. All of these factors are difficult or impossible to predict accurately and many of them are beyond Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid’s future operations, see Lucid’s registration statement on Form S-1 filed with the Securities and Exchange Commission. Lucid disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

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